CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

                    August 10, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Chindex International, Inc. (the “Company”) to be held at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 11, 2007 at 8:30 A.M., local time.  The matters to be acted upon at that meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement that accompany this letter.  We request that you read these documents carefully.

We hope that you plan to attend the meeting.  However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote.  Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope.  You may, of course, attend the Annual Meeting of Stockholders and vote in person even if you have previously mailed your proxy card.

Sincerely,

ROBERTA LIPSON Chief Executive Officer

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 11, 2007

To the Stockholders of Chindex International, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Chindex International, Inc. (the “Company”) will be held at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 11, 2007 at 8:30 A.M., local time, to consider and act upon the following matters:

1.	To elect seven directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the selection of BDO Seidman, LLP by the Board’s audit committee as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2008;

3.	To approve the Company’s 2007 Stock Incentive Plan; and

4.	To attend to any other business properly presented at the meeting or any adjournment thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.  A copy of our 2007 Annual Report is enclosed.  This Notice and Proxy Statement, the proxy card and the 2007 Annual Report are being mailed on or about August 10, 2007.  The close of business on August 8, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

ELYSE BETH SILVERBERG Secretary

Bethesda, Maryland
August 10, 2007

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you attend the Annual Meeting, it is important that your shares be represented.  Each stockholder is urged to sign, date and return the enclosed proxy card, which is being solicited on behalf of the Board of Directors.  An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT
General
Proposals To Be Voted On and the Board’s Voting Recommendations
Revocability of Proxies
Outstanding Shares
Quorum
Voting
Results of Voting
Costs of Proxy Solicitation
PROPOSAL 1 – ELECTION OF DIRECTORS
Information About Current Directors and Executive Officers
Information About Nominees
Information About Executive Officers
CORPORATE GOVERNANCE AND RELATED MATTERS
Corporate Governance
Director Independence
Board Committees and Procedures
Board Meetings and Attendance
Code of Business Conduct
Stockholder Communications with the Board of Directors
Compensation Committee Interlocks and Insider Participation
Board Compensation
Non-management Director’s Compensation for Fiscal 2007
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Employment Agreements
Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards in 2007
Outstanding Equity Awards at 2007 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal 2007
Potential Payments Upon Termination or Change of Control
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS
OWNERSHIP OF VOTING SECURITIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
Independent Registered Public Accounting Firm
Fees
Auditor Independence
PROPOSAL 3 – APPROVAL OF CHINDEX INTERNATIONAL, INC. 2007 STOCK INCENTIVE PLAN
Summary of the Chindex International, Inc. 2007 Stock Incentive Plan
Description of the 2007 Plan
Federal Income Tax Consequences
Miscellaneous
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
ADDITIONAL INFORMATION
“Householding” of Proxy Materials
The Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner
Advance Notice Procedures
Stockholder Proposals for the 2008 Annual Meeting
Financial Matters
Stockholder List
APPENDIX A -- CHINDEX INTERNATIONAL, INC. 2007 STOCK INCENTIVE PLAN

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

_____________________

PROXY STATEMENT
_____________________

General

This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (“Common Stock”), and Class B Common Stock, par value $.01 per share (“Class B Common Stock”), of Chindex International, Inc. (the “Company”) in connection with the solicitation by and on behalf of its Board of Directors of proxies for use at the 2007 Annual Meeting of Stockholders to be held on Tuesday, September 11, 2007, at 8:30 A.M., local time, at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Proxy Statement is first being mailed on or about August 10, 2007.

Proposals To Be Voted On and the Board’s Voting Recommendations

You are being asked to vote on the following proposals:

1.      Election of seven directors - - the Board recommends a vote FOR each director.

2.	Ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm - - the Board recommends a vote FOR ratification.

3.      Approval of the Company’s 2007 Stock Incentive Plan - - the Board recommends a vote FOR the plan.

If you properly specify how a proxy is to be voted, it will be voted accordingly.  If you sign a proxy card or voting instruction form but do not provide voting instructions, it will be voted (1) in accordance with the Board’s recommendation as described in the previous paragraph, and (2) at the discretion of the proxy holders, with regard to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Revocability of Proxies

You may revoke a proxy at any time before the Annual Meeting by filing with Elyse Beth Silverberg, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and electing to vote in person.  Attending the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Outstanding Shares

The Board of Directors has fixed the close of business on August 8, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponement thereof.  As of the Record Date, there were 6,662,843 shares of Common Stock and 775,000 shares of Class B Common Stock outstanding.  The shares of Class B Common Stock are convertible at any time at the option of the holder and automatically upon the occurrence of certain circumstances into shares of Common Stock on a one-for-one basis.

Quorum

Conducting business at the Annual Meeting requires a quorum. For a quorum to exist, stockholders representing a majority of the outstanding shares entitled to vote must be present in person or represented by proxy. Proxies submitted that contain abstentions or broker non-votes will be deemed present at the Annual Meeting for purposes of determining the presence of a quorum.  A broker non-vote occurs when a broker cannot exercise discretionary voting power and has not received instructions from the beneficial owner.

If a quorum is not present or represented at the Annual Meeting, then the stockholders entitled to vote who are present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present.  If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, then no further notice of the adjourned meeting need be given.  If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the Annual Meeting to solicit additional proxies.

Voting

When voting together, each holder of Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to six votes for each share held by such holder.  The Company’s Certificate of Incorporation provides that the Common Stock and the Class B Common Stock shall vote together as a single class on all matters on which they may vote, except when class voting is required by law.

You may vote either in person at the meeting or by proxy.  The accompanying proxy card (or the electronic equivalent thereof) is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Annual Meeting.  If your shares are registered in the name of the bank or brokerage firm, you may be able to vote your shares over the Internet or by telephone.  A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone.  If your bank or brokerage firm is participating in such a program, your voting form will provide instructions.  If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided by your bank or brokerage firm.

In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees.  You may vote FOR, AGAINST or ABSTAIN on the proposal to ratify the auditors and the proposal to approve the 2007 Stock Incentive Plan.

The Company’s Bylaws provide that directors are elected by a plurality vote.  Thus, the seven nominees for election as directors who receive the most votes cast will be elected.  Approval of the proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, provided a quorum is present.  Under current rules of the New York Stock Exchange to which its members are subject, these two proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in “street name” may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions, whereas the proposal to approve the 2007 Stock Incentive Plan is considered “non-discretionary.”  For the election of directors and the proposal to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not considered votes cast and, consequently, will have no effect on the vote on that matter, but are counted in determining a quorum.  For the proposal to approve the 2007 Stock Incentive Plan, while broker non-votes are not considered votes cast and, consequently, will have no effect on the vote on that matter, but are counted in determining a quorum, abstentions are considered votes cast.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise.  However, the Audit Committee of the Board of Directors is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice.  The Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Results of Voting

The results of the voting will be announced at the meeting. We will also publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008, which we will file with the Securities and Exchange Commission (the “Commission”).

Costs of Proxy Solicitation

The cost of preparing and mailing this Proxy Statement and accompanying materials will be borne by the Company.  The Company also will reimburse brokers who are holders of record of Common Stock for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of such shares.  In addition to the use of the mails, proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, email, telegraph or in person.  The approximate mailing date of this Proxy Statement is August 10, 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

Seven directors will be elected this year for terms expiring in 2008. The nominees for election are:

Holli Harris
Carol R. Kaufman
Roberta Lipson
A. Kenneth Nilsson
Julius Y. Oestreicher
Lawrence Pemble
Elyse Beth Silverberg

Each nominee is currently serving as a director of the Company. Each person elected as a director will serve until the 2008 annual meeting of stockholders or until such director’s successor has been elected and qualified or such director’s earlier resignation or removal.

Assuming a quorum is present, the seven nominees receiving the most affirmative votes at the meeting will be elected as directors.  Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors.  If any of the nominees should unexpectedly decline or become unable to serve, the proxies we are soliciting may be voted for a substitute nominee, or the Board may reduce the number of directors to be elected. Stockholders may not cumulate their votes when electing directors.

Brief biographies of the director nominees are included below under the caption “Information About Nominees”. These biographies include their age, business experience and the names of publicly held and certain other corporations and organizations of which they are also directors.

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF THESE SEVEN DIRECTOR NOMINEES.

Information About Current Directors and Executive Officers

The directors and executive officers of the Company and their present positions with the Company are as follows:

Name	Positions with the Company
A. Kenneth Nilsson (1)(2)(3)	Chairman of the Board of Directors
Roberta Lipson	President, Chief Executive Officer and Director
Elyse Beth Silverberg	Executive Vice President, Secretary and Director
Lawrence Pemble	Executive Vice President, Chief Financial Officer, Treasurer and Director
Holli Harris (1)	Director
Carol R. Kaufman (1)(2)	Director
Julius Y. Oestreicher (1)(2)(3)	Director
_________________

(1)	Member of Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Governance and Nominating Committee.

All directors of the Company hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified.  The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company’s stockholders and hold office until their death, until they resign or until they have been removed from office.

Information About Nominees

The following nominees are currently serving as members of the Company’s Board of Directors and are standing for re-election.

ROBERTA LIPSON, 52, co-founded the Company in 1981.  Ms. Lipson served as the Chairman of the Board of Directors from 1981 until 2004 and has served as the Chief Executive Officer since 1981.  From 1979 until founding the Company in 1981, Ms. Lipson was employed in China by Sobin Chemical, Inc., a worldwide trading company, as Marketing Manager, coordinating marketing and sales of various equipment in China.  Ms. Lipson was employed by Schering-Plough Corp. in the area of product marketing until 1979.  Ms. Lipson received a B.A. degree in East Asian Studies from Brandeis University and an MBA degree from Columbia University Graduate School of Business.

ELYSE BETH SILVERBERG, 50, co-founded the Company in 1981.  Ms. Silverberg has served as the Company’s Executive Vice President and Secretary and as a Director since that time.  Prior to founding the Company, Ms. Silverberg worked with Ms. Lipson at Sobin Chemical, Inc. from 1980 to 1981 and was an intern in China with the National Council for U.S.-China Trade from 1979 to 1980.  Ms. Silverberg received a B.A. degree in Chinese Studies and History from the State University of New York at Albany.

LAWRENCE PEMBLE, 50, joined the Company in 1984 and has served as Executive Vice President, Treasurer and Chief Financial Officer since January 1996.  From 1986 until 1996, Mr. Pemble served as Vice President of Marketing.  From 1986 through April 1992 and September 1993 to the present, Mr. Pemble has also served as a Director of the Company.  Prior to joining the Company, Mr. Pemble was employed by China Books and Periodicals, Inc. as Manager, East Coast Center.  Mr. Pemble received a B.A. degree in Chinese Studies and Linguistics from the State University of New York at Albany.

A. KENNETH NILSSON, 74, has served as a Director of the Company since January 1996 and the Chairman of the Board of the Company since October 2004.  Mr. Nilsson formerly served as President of Cooper Laboratories, Inc.; President of Cooper Lasersonics, Inc.; Managing Director of Pfizer Taito Ltd.; President of Max Factor, Japan; and Chairman of the Monterey Institute of International Studies.  Mr. Nilsson received a B.A. degree from the University of Southern California and an M.A. degree from the University of California.

HOLLI HARRIS, 40, has served as a Director of the Company since August 2004.  From 2000 to 2001, Ms. Harris served as Business Development Manager for Frog Design Inc., an international industrial design firm.  During 2001, Ms. Harris was a Product Development Contractor for Johnson Controls, Inc., a designer and manufacturer of automotive and facilities interior systems.  During 2002, Ms. Harris was a Senior Licensing Manager for Illumigen Biosciences, Inc., which is in the business of proprietary genetic technologies.  In 2003, Ms. Harris was a Financial Analyst with Amgen Inc., an international biotechnology and pharmaceutical firm.  Currently, Ms. Harris is a Manager for Corbis Corporation, which is an international visual and image solutions provider.  In addition, Ms. Harris previously worked for the U.S. State Department at the U.S. Embassy in Moscow.  Ms. Harris has a dual degree in Russian and International Relations from the University of California – Davis and an MBA in Finance from the University of Michigan.

CAROL R. KAUFMAN, 58, has served as a Director of the Company since November 2000.  Ms. Kaufman has been Vice President and Chief Administrative Officer of The Cooper Companies, a medical device company, since October 1995 and was elected Vice President of Legal Affairs in March 1996 and was elected Senior Vice President in October 2004.  From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company that was a former affiliate of The Cooper Companies.  Ms. Kaufman received her undergraduate degree from Boston University.

JULIUS Y. OESTREICHER, 77, has served as a Director of the Company since January 1996.  Mr. Oestreicher has been a partner with the law firm of Oestreicher & Ennis, LLP and its predecessor firms for more than thirty years, engaging primarily in estate, tax and business law.  Mr. Oestreicher received a B.S. degree in Business Administration from City College of New York and a J.D. degree from Fordham University School of Law.

Information About Executive Officers

Please refer to the “Information About Nominees” section above for the biographies of Ms. Lipson, our President and Chief Executive Officer, Ms. Silverberg, our Executive Vice President and Secretary, and Mr. Pemble, our Chief Financial Officer, Treasurer and Executive Vice President.

ANNE MARIE MONCURE, 51, has served as President of United Family Hospitals and Clinics since May 2006.  From August 2004 to April 2006, she served as Managing Director of Indraprastha Medical Corporation Ltd. in New Delhi, India.  From 1998 to 2004, she served as Vice President and Executive Director of Providence Hospital Northeast for Sisters of Charity Providence Hospitals in Columbia, South Carolina.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance

The system of governance practices followed by the Company is memorialized in the Company’s Governance Guidelines and the charters of the three committees of the Board of Directors.  The Governance Guidelines and charters are intended to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management.  The Governance Guidelines also are intended to align the interests of directors and management with those of the Company’s stockholders. The Governance Guidelines establish the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, chief executive officer performance evaluation, succession planning, board committees and director compensation.  The Board annually conducts a self-evaluation to assess compliance with the Governance Guidelines and identify opportunities to improve Board performance.

The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices.  The Governance Guidelines were adopted by the Board on August 5, 2005 and last modified on March 17, 2006 to, among other things, comply with corporate governance requirements contained in The Nasdaq Capital Market listing standards and to make other enhancements to the Company’s corporate governance policies.  The Board has three committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.  The Governance Guidelines, as well as the charter for each committee of the Board, may be viewed at www.chindex.com.

Director Independence

We believe that independent directors play a critical role in governing the Company, and we are committed to ensuring that a majority of our directors are independent. Currently four of our seven directors satisfy the independence requirements of The Nasdaq Capital Market’s listing standards.  Under these standards, a director is not independent if he or she has certain specified relationships with the Company or any other relationship that in the opinion of the Board of Directors would interfere with his exercise of independent judgment as a director or that are enumerated under such standards.  The independent directors are: Ms. Harris, Ms. Kaufman, Mr. Nilsson and Mr. Oestreicher.

In addition to the Board’s determination that four of the seven nominees for election meet the foregoing independence standards, the Board has also determined that each member of our audit committee, our governance and nominating committee and our compensation committee is independent under these standards.  These determinations were made after reviewing all relevant transactions and relationships between each director and any of his or her family members, on one hand, and the Company, our senior management and our independent auditor, on the other hand.

Board Committees and Procedures

Our full Board of Directors considers all major decisions. However, we have established a governance and nominating committee, an audit committee and a compensation committee so that some matters can be addressed in more depth than may be possible in a full board meeting.

Governance and Nominating Committee. The current members of the governance and nominating committee are Mr. Nilsson (Chair) and Mr. Oestreicher.  The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members and management.  This committee will consider Director candidates from stockholders for election at the Annual Meeting if such nominees are submitted in accordance with the procedures set forth in the Company’s bylaws.  During fiscal 2007, the Governance and Nominating Committee held one meeting.

The principal responsibilities of the Governance and Nominating Committee include: (a) determining the slate of director nominees for election to the Company’s Board of Directors; (b) identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings; (c) reviewing the composition of Board committees; (d) monitoring compliance with, reviewing, and recommending changes to the Company’s Governance Guidelines; and (e) reviewing the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders.  The Governance and Nominating Committee’s role includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. The Governance and Nominating Committee regularly reviews the charters of Board committees and, after consultation with the respective committee chairs, makes recommendations, if necessary, about changes to the charters.  The specific responsibilities and functions of the Governance and Nominating Committee are delineated in the Governance and Nominating Committee Charter.

The Governance and Nominating Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates.  The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education, and public service.  In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; and personal accomplishment.  The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.  In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

 The Committee will consider stockholder recommendations for candidates for the Board.  The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of Company stock should be sent to the attention of the Secretary of the Company.

Audit Committee. The current members of our audit committee are Ms. Harris (Chair), Ms. Kaufman, Mr. Oestreicher and Mr. Nilsson, each of whom meets the independence requirements for audit committee members under Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing standards of The Nasdaq Capital Market.  Additionally, the Board has determined that each of Ms. Harris, Ms. Kaufman and Mr. Nilsson is an audit committee financial expert as defined by the Commission rules.  The Audit Committee meets at least annually to review the results of the annual audit and discuss the financial statements.  The Audit Committee also meets with the Company’s independent registered public accounting firm quarterly to discuss the results of the auditors’ quarterly reviews as well as quarterly results and quarterly earnings releases.  The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board.  The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements.  The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.  The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.  The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval.  The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter.  A report of the Audit Committee appears under the caption “Audit Committee Report” below.  During fiscal 2007, the Audit Committee held four meetings.

Compensation Committee. The current members of our compensation committee are Mr. Oestreicher (Chair), Ms. Kaufman and Mr. Nilsson, each of whom meets the independence requirements of The Nasdaq Capital Market.  The functions of the Compensation Committee include reviewing the competitiveness of the Company’s executive compensation programs, reviewing the performance of the CEO and the executive management team, reviewing and approving CEO goals and objectives and setting CEO compensation levels, approving salaries, bonus and other compensation for all corporate officers at the level of executive vice president and above, reviewing and approving awards made under any executive officer bonus plan, reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, producing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable Commission rules and regulations and relevant listing authority, governing the 2004 Stock Incentive Plan and attending to such other matters relating to compensation as may be prescribed by the Board of Directors.  The Compensation Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval.  The specific responsibilities in carrying out the Compensation Committee’s role are set forth in the Compensation Committee’s Charter.  A report of the Compensation Committee appears at “Executive Compensation – Compensation Committee Report” below.  During fiscal 2007, the Compensation Committee held four meetings and took action by unanimous written consent one time.

Board Meetings and Attendance

The full Board of Directors met six times during fiscal 2007.  Each incumbent director attended at least 75% of our board meetings and the meetings of the board committees on which he or she served.

Code of Business Conduct

The Company has adopted a Code of Business Conduct, which is applicable to all of its directors, officers and employees, including the principal executive officer, the principal financial officer and the principal accounting officer.  Certain sections of the Code are also applicable to the Board of Directors.  The Code is available on the Company’s website at www.chindex.com.  The Company intends to post amendments to or waivers from the Code to the extent applicable to its chief executive officer, principal financial officer or principal accounting officer.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted the following policy concerning stockholder communications: Any stockholder wishing to contact the Board of Directors, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending a written communication to the Board of Directors or the appropriate committee or director c/o the Secretary at the following address: Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, MD 20814.

The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties.  Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis.  Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

The Company believes that it is important for directors to directly hear concerns expressed by stockholders.  Accordingly, Board members are encouraged to attend the Annual Meeting of Stockholders.  All of the members of the Board of Directors at the time of the annual meeting of stockholders in 2006 attended such meeting.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s compensation committee are Mr. Oestreicher (Chair), Ms. Kaufman and Mr. Nilsson.  No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Board Compensation

Directors who are also employees of the Company are not separately compensated for their services as directors.

Cash Compensation to Board Members.  Effective October 1, 2006, each director who is not an employee of the Company is paid, for serving on the Board of Directors, a retainer at the rate of $10,000 per annum and an additional $2,500 for each meeting of the Company’s stockholders attended, $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board of Directors attended.

Equity Compensation to Board Members.  The Company grants Restricted Stock to its outside directors on an annual basis.  During fiscal 2007, each outside director was granted 3,000 shares of Restricted Stock.  These shares vest ratably at the first, second and third anniversaries of the grant date.

Other.  Board members are reimbursed for reasonable expenses in attending meetings of the Board of Directors and for expenses incurred in connection with their complying with our corporate governance policies.  The Company also provides directors’ and officers’ liability insurance and indemnity agreements for our directors.

Non-management Directors’ Compensation for Fiscal 2007

The following table shows the compensation received by each of our non-employee directors for the fiscal year ended March 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stocks Awards ($)(1)	Option Awards ($)	All Other Compensation ($)	Total ($)

Holli Harris	16,100	8,556	-	-	24,656

Carol R. Kaufman	17,150	6,417	-	-	23,567

A. Kenneth Nilsson	18,200	10,694	-	-	28,894

Julius Y. Oestreicher	18,200	8,556	-	-	26,756

(1)
Represents the dollar amount recognized as expense for financial statement reporting purposes for the fiscal year ended March 31, 2007 in accordance with SFAS 123R with respect to restricted stock awards.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our compensation program is intended to:

•	attract, motivate, retain and reward employees of outstanding ability;
•	link changes in employee compensation to individual and corporate performance;
•	facilitate the development of a progressive, results-oriented high performance culture;
•	provide opportunities for employee involvement, development and meaningful contribution;
•	support the achievement of annual and long-term financial and strategic goals by rewarding employees for superior results; and
•	align employees’ interests with those of the stockholders.

The ultimate objective of our compensation program is to improve shareholder value.  In furtherance of that objective, we evaluate both performance and compensation of employees to ensure that we maintain our ability to attract and retain employees and that compensation provided to employees remains competitive relative to the compensation paid to similarly situated employees of perceived comparable companies in the marketplace.  The Company historically has not believed that it can reasonably identify peer issuers on an industry or line-of-business basis principally due to the Company’s size and unique combination of two business segments: the operation of Western medicine healthcare facilities in China and the marketing, distribution and sales of medical equipment in China on behalf of manufacturers.  As such, we do not believe that we have such a peer group against which to compare and from which to directly and empirically derive a basis for our compensation program.  We do, however, generally consider entities with similar equity market capitalizations in making compensation decisions.

The above policies guide the Compensation Committee of our Board of Directors (the “Committee”) in assessing the compensation to be paid to our executive officers.  The Committee endeavors to ensure that the total compensation paid to executive officers is fair, reasonable and competitive, consistent with our compensation policies.  The above policies also guide the Committee as to the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Committee also takes into consideration a number of factors related to our performance, such as earnings per share, profitability and revenue growth, with particular focus on operating income.

Role of Executive Officers in Compensation Decisions

The Committee reviews and approves the compensation paid to our President and Chief Executive Officer.  With regard to the compensation paid to each executive officer other than the President and Chief Executive Officer, the President and Chief Executive Officer reviews, on an annual basis, the compensation paid to each such executive officer during the past year and submits to the Committee her recommendations regarding the compensation to be paid to such persons during the next year.  Following a review of such recommendations, the Committee approves compensation for such officers in an amount the Committee deems reasonable and appropriate.

Management plays a significant role in the compensation-setting process for executive officers, other than the President and Chief Executive Officer, by:

•	evaluating executive performance, including an annual self-evaluation;
•	recommending business performance targets and establishing objectives; and
•	recommending salary levels, bonuses and equity-based awards.

Management also prepares meeting information for most Committee meetings, and the President and Chief Executive Officer participates in Committee meetings at the Committee’s request to provide:

•	background information regarding our strategic objectives;

•	evaluation of the performance of the executive officers; and
•	compensation recommendations as to executive officers (other than the Chief Executive Officer).

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executive officers to achieve our business goals and reward executive officers for achieving such goals.

In making compensation decisions, the Committee believes that information regarding pay practices at other companies is useful, but not determinative, because the Committee recognizes that our compensation practices must be competitive in the marketplace in general.

In fiscal 2007, the Committee did not engage any independent human resources consulting firm to provide research or other assistance regarding compensation programs and compensation levels.  The Committee’s charter grants the Committee the authority, without consulting or obtaining the approval of any officer in advance, to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director or executive officer compensation, and the Committee may elect to obtain such an engagement in the future.

Notwithstanding the general decision-making regarding compensation as described above, for fiscal 2007, the Committee established a policy and targets for the allocation of cash and non-cash and short-term and long-term incentive compensation.  The Committee relies upon its judgment and, when appropriate, management’s judgment, of each individual executive officer in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and enhances stockholder value.  Key factors affecting this judgment include:

•	performance compared to the financial, operational and strategic goals established for the executive, the Company or an applicable operating segment at the beginning of the year;
•	nature, scope and level of responsibilities of the particular executive;
•	contribution to our financial results, particularly with respect to key metrics such as operating income; and
•	effectiveness in leading our initiatives.

In addition, the Committee considers each executive officer’s current salary and prior-year bonus, the appropriate balance between incentives for long-term and short-term performance, the compensation paid to the executive officer’s peers, if any, within the company and the compensation generally paid to similarly-situated executive officers at similar-size companies.

2007 Executive Compensation Components

For the fiscal year ended March 31, 2007, the principal components of compensation for the executive officers were:

•	base salary;
•	performance-based annual incentive bonus;
•	long-term equity incentive compensation; and
•	perquisites and other personal benefits.

Base Salary

We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  In setting base salaries, the Committee periodically reviews published compensation survey data for similar size companies.  The base salary for each of the executive officers is guided by the salary levels for perceived comparable positions in the marketplace, as well as the individual’s personal performance and internal alignment considerations.  The relative weight given to each factor varies with each individual at the Committee’s discretion.

Each executive officer’s base salary is typically reviewed every year and is adjusted from time to time on the basis of:

•	the Committee’s evaluation of the executive officer’s personal performance for the year; and
•	the competitive marketplace for persons in comparable positions.

Our overall performance and profitability also may be a factor in determining the base salaries for the executive officers.

Performance-Based Annual Incentive Bonus

The Committee considers each year whether a performance-based annual incentive bonus plan should be established for the year and, if so, approves the group of executives eligible to participate in such plan for that year.  For fiscal 2007, the Committee determined that annual incentive compensation would be paid partly in cash and partly in restricted stock, in each case with the amounts contingent on meeting performance goals set by the Committee.  As such, the Committee adopted a performance-based annual Executive Management Incentive Program (the “EMI Program”), designed to motivate and reward performance for the year for eligible executive officers.  The EMI Program for fiscal 2007 was applied to the following executives: our President and Chief Executive Officer; our Chief Financial Officer; and our Executive Vice President and Secretary.

Cash Bonus.  For fiscal 2007, the cash bonus portion of the EMI Program included various financial performance targets based on the participant’s position, with the payout targets for executives ranging from 10% to 35% of base salary based on achievement of those targets, and the potential for an additional bonus of 20% of base salary for achievement of various non-financial objectives, such as developmental and transformational projects, human resources and successor development and other objectives developed by the Committee at the beginning of or during the applicable fiscal year, or in acknowledgement of certain possible events altogether beyond the control of the executives and that prevent complete achievement of quantified goals.  The cash bonuses under the EMI Program are designed to link a significant portion of the executive officer’s total cash compensation to overall Company and/or business segment performance and to position the executive’s cash compensation generally within a perceived range for comparable positions at similar size companies when superior performance is achieved, without empirical reference to any specific peer group.

The Committee sets minimum, target and maximum levels for our financial objectives each year and the payment and amount of any bonus is generally dependent upon whether we achieve those performance goals.  The Committee generally establishes financial objectives that it believes can be reasonably achieved with strong individual performance over the fiscal year.

Generally, the Committee sets the minimum, target and maximum levels based primarily upon our achievement of specified results with respect to corporate operating income, or COI, for that fiscal year, subject to the Committee’s oversight and modification of those levels.  Minimum levels are set below the target level, while maximum levels are set above the target level.  In making the determination of minimum, target and maximum levels, the Committee may consider the specific circumstances facing us during the year and our strategic plan for the year.  For fiscal 2007, the target level with respect to COI was based on our confidential internal performance goals and not on any published or analyst estimates of our financial performance for the year.

If the minimum, target or maximum performance objectives are met, participants are eligible to receive a bonus payment under the EMI Program with the specific amount that such participant receives dependent on his or her individual performance.  Individual performance is based upon the Committee’s evaluation of the individual employee’s performance and contribution for the fiscal year.  For example, if an executive officer has a target bonus amount of 25% of his/her base salary and we meet target COI objectives for the fiscal year, the executive officer will receive a cash incentive bonus payment under the plan equal to 25% of his/her current annual base salary if the executive officer meets his/her individual target goals for the fiscal year.

If we meet target COI objectives for the year and the executive officer’s performance exceeds his/her individual target goals for the fiscal year, his/her bonus payment for the year may be increased by up to 20% of annual base salary, or to a maximum of 55% of annual base salary.  If, on the other hand, we meet target COI objectives for the year but the executive officer’s individual performance is below his/her individual goals for the fiscal year, his/her bonus payment for the year will be less than 55% of his/her annual base salary.  If we do not meet minimum COI objectives for the fiscal year, generally no bonus payments will be made under the EMI Program, although it is possible that the Committee may in its discretion award a bonus of up to 20% of annual base salary under the additional bonus provision of the EMI Program, based on the achievement of non-financial objectives.

For fiscal year 2007, the cash amount that could have been received by each of the three executive officers covered by the EMI Program ranged from 0% (assuming the minimum objectives were not met) of annual base salary to up to 55% of annual base salary, with a targeted bonus amount of 25% of base salary at attainment of target level performance. For the President and Chief Executive Officer and the Chief Financial Officer, the target bonus was based solely on attainment of targeted COI.  For the Executive Vice President and Secretary, the target bonus was based 40% on the attainment of targeted COI, 40% on one business segment’s operating income, and 20% on non-financial performance criteria. The table entitled “Fiscal Year 2007 Grants of Plan-Based Awards” in this Proxy Statement sets forth the estimated range of cash payouts to executive officers under the EMI Program assuming minimum, target or maximum performance objectives were met for fiscal year 2007.

Each of the following named executive officers received the following payments in June/July 2007 under the EMI Program for fiscal year 2007 performance:

Name	2007 EMI Cash Bonus
Roberta Lipson, President and Chief Executive Officer	$75,000
Elyse Beth Silverberg, Executive Vice President and Secretary	$54,000
Lawrence Pemble, Chief Financial Officer	$67,500

The Committee retains wide discretion to interpret the terms of the EMI Program and to interpret and determine whether our COI objectives or an individual’s performance objectives have been met in any particular fiscal year.  The Committee also retains the right to exclude extraordinary charges or other special circumstances in determining whether our COI objectives were met during any particular fiscal year.  Further, the Committee may consult with the Board of Directors or seek ratification from the Board of Directors with respect to interpretations of the terms of the EMI Program.

Anne Marie Moncure, the President of United Family Hospitals and Clinics, was not eligible for a bonus under the EMI Program for fiscal 2007 and accordingly did not receive a bonus under that plan.  In June 2007, with respect to fiscal year 2007, the Committee approved a cash bonus award to Ms. Moncure in the amount of $33,833 as a reward for her leadership of the Healthcare Services division.

Although the Committee may approve cash bonuses outside of the EMI Program for all of our executive officers to reward accomplishments or milestones not covered by the EMI Program, no such bonuses were awarded for fiscal 2007 to the executives that participated in that program.

Equity Awards.  In addition to the cash bonuses payable under the EMI Program for fiscal 2007, restricted shares of the Company’s Common Stock were also awarded under the EMI Program in order to provide equity-based incentive compensation to motivate and reward performance for the year for eligible executive officers.  These shares were issued under our 2004 Stock Incentive Plan (the “2004 Plan”).

If the minimum, target or maximum performance objectives were met, participants were eligible to receive an award of restricted shares under the EMI Program with the specific amount that such participant receives dependent on his or her individual performance.  As with the cash bonuses, an individual’s equity award under the EMI Program was based on achievement of performance objectives, adjusted to reflect the evaluation of the individual employee’s performance and contribution for the fiscal year.  For example, if an executive officer had a target bonus amount of 25% of his/her base salary and we meet target COI objectives for the fiscal year, the executive officer would receive a restricted stock award under the EMI Program of 3,000 shares if the executive officer’s individual performance meets his/her target goals for the fiscal year.

If we met target COI objectives for the year and the executive officer’s individual performance exceeded his/her target goals for the fiscal year, his/her restricted stock award would be in an amount up to 4,000 shares.  Notwithstanding the cash bonus under the EMI Program, no restricted stock award was payable for fiscal 2007 unless the target COI objectives for the year were met in full.  For fiscal year 2007, the restricted stock that could have been received by our President and Chief Executive Officer under the EMI Program was: 0 shares (assuming the target objectives were not met), 3,000 shares (assuming only target objectives were met), or 4,000 shares (assuming maximum objectives were met).

The following table shows the number of shares of restricted stock granted to our executive officers in June 2007 under the EMI Program. In each case other than the President and Chief Executive Officer, the shares vested one-third at the date of grant and an additional one-third on the second and third anniversaries of the date of grant.  Due to the lack of availability of sufficient shares under the 2004 Plan, the Committee granted the President and Chief Executive Officer, with her consent, only 2,000 shares (vesting one-half on each of the date of grant and the first anniversary of the date of grant), with the intention that an additional 1,000 shares of restricted stock would be granted to her under our 2007 Stock Incentive Plan (the “2007 Plan”) following shareholder approval of that plan at the next annual meeting of shareholders.

Name	2007 EMI Restricted Stock Awards
Roberta Lipson, President and Chief Executive Officer	2,000 shares
Elyse Beth Silverberg, Executive Vice President and Secretary	3,000 shares
Lawrence Pemble, Chief Financial Officer	3,000 shares

Long-Term Equity Incentive Compensation

The Board has delegated to the Committee the authority to make grants of stock options, shares of restricted stock, and restricted stock units (“RSUs”) to executive officers and other employees under our 2004 Plan and 2007 Plan, if approved by shareholders.  In fiscal year 2007, our equity compensation program consisted primarily of grants of shares of restricted stock.  Grants of equity compensation were designed to:

•	attract superior managerial and professional talent;
•	retain key managerial and professional talent to support our continued growth and success; and
•	align management incentives with goals of the shareholders.

Stock option, restricted stock and RSU grants are designed to align the interests of the executive officers with those of our shareholders and provide each executive officer with a significant incentive to manage the company from the perspective of an owner with an equity stake in the business.

Each stock option grant allows the executive officer to acquire shares of common stock at an exercise price equal to the closing price of our common stock on the grant date over a specified period of time not to exceed 10 years.  Generally, shares subject to the option grant become exercisable in a series of installments over a four-year period, contingent upon the executive officer’s continued employment.  Accordingly, the option grant will provide a positive return to the executive officer only if he or she continues to provide services to us during the vesting period, and then only if the market price of the shares appreciates over the option term. Each grant of shares of restricted stock vests in installments over a period specified at the time of grant, thus incentivizing the executive officer to remain employed by us during the vesting period.

The size of the grants of stock options, shares of restricted stock, and RSUs to each executive officer is or will be set by the Committee at a level that is intended to create a meaningful opportunity for stock ownership and participation in the increases in our equity value, based upon the individual’s current position, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the term of the particular grants.  The size of the grants is also determined with reference to equity-based awards made to executive officers by perceived comparable companies, to the extent reasonably determinable.  The relevant weight given to each of these factors can vary from individual to individual.

The Committee generally has approved grants of equity awards in specific amounts as part of an executive officer’s initial employment arrangement.  In February 2006, in connection with her appointment as President of United Family Hospitals and Clinics, Anne Marie Moncure received under the 2004 Plan a grant of stock options to purchase 20,000 shares of Common Stock at an exercise price per share equal to the closing price of the stock on the grant date.  The options vest one-fourth on each of the date of grant and the three successive anniversaries of that date.  In September 2006, each other executive officer also received under the 2004 Plan, as consideration for each such officer’s other services to the Company, a grant of 3,000 shares of restricted stock, which shares vest one-third on each of the three successive anniversaries of the date of grant.

See the table entitled “Fiscal Year 2007 Grants of Plan-Based Awards” in this Proxy Statement for additional information about the options and restricted shares granted to the executive officers during fiscal year 2007.

Employment Agreements

In August 2006, the Committee approved and we entered into five-year interim employment agreements with each of Ms. Lipson, Ms. Silverberg and Mr. Pemble.  These interim employment agreements, which by their terms were effective as of March 1, 2006, superseded the executive officers’ former employment agreements, which were scheduled to expire in September 2006.  These employment agreements were entered into on an interim basis in light of the imminent expiration of the former employment agreements to prevent any lapse in agreement coverage.  The interim employment agreements established the respective duties and compensation of the executive officers and were intended to ensure that the Company would be able to maintain a continuous, stable and competent team.  The Company believes that the future success of the Company will depend to a significant degree on the skills and competence of the executive officers.  The interim employment agreements were substantially the same as the employment agreements they superseded.

On October 31, 2006, the Committee approved new and definitive employment agreements for each of these three executive officers.  The new agreements supersede from the commencement date of March 1, 2006 the interim agreements.  The new agreements are substantially the same as the interim agreements, except as described herein.  Each employment agreement has an eight-year term as opposed to a five-year term.  The employment agreements, which have an effective date retroactive to March 1, 2006, provided for annual base salaries, which will be reviewed annually, in the amounts of $220,000, $197,000 and $195,000 for Ms. Lipson, Ms. Silverberg and Mr. Pemble, respectively.  On December 21, 2006, the Committee initially reviewed the salaries and increased them, effective January 1, 2007, to $250,000, $225,000 and $225,000, respectively, following due consideration of relevant factors.  The new employment agreements provide for the payment of annual bonus compensation to the executive officer based on the success of business operations and the pre-tax profits of the Company as well as upon the performance of the executive officer, which bonus has been implemented pursuant to the EMI Program.  In addition, the employment agreements provide that the Company may grant stock options and/or other long-term equity incentive compensation to the executive officer, although such compensation is not quantified in the employment agreements.  The new employment agreements further provide for the payment of annual allowances for the tuition for minor children of Ms. Lipson and Mr. Pemble, for certain housing expenses of Ms. Lipson and Ms. Silverberg and for certain remote office expenses of Mr. Pemble in amounts approved from time to time by the Compensation Committee.  Currently, such amounts as most recently approved by the Committee are $90,000 per year for the tuition expenses, $5,000 per month for the housing expenses and $5,000 per month for the remote office expenses.

The employment agreements provide for termination of the executive officer’s employment by the Company with or without cause at any time.  In the event of termination by the Company for “cause”, the executive officer would only be entitled to earned but unpaid salary, bonus, reimbursement for business expenses, payment for unused vacation and other legally or policy required amounts.  In the event of termination by the Company without “cause” or by the executive officer for “good reason”, the executive officer would be entitled to all of the same amounts and benefits plus, among other things, a lump sum payment equal to three times the sum of the following year’s salary plus the prior year’s bonus.  For purpose of the employment agreements, “cause” means willful misconduct or gross negligence, dishonesty or misappropriation of assets, certain absences from work, unauthorized disclosure of confidential or proprietary information under certain circumstances, a conviction of certain crimes or a violation of certain laws, or the failure to attempt perform certain duties, some of which are subject to opportunities to cure.  For purpose of the employment agreements, “good reason” means, in connection with and following the occurrence in a change of control, certain reductions in the executive officer’s authority, duties or responsibilities, compensation or a relocation of the executive officer, some of which are subject to opportunities to cure.

The employment agreements have non-competition, confidentiality and non-solicitation provisions.  The non-competition provision states that the executive officer will not compete with the Company through the end of one year after cessation of employment, with certain exceptions.  The confidentiality provision states that the executive officer will maintain in confidence confidential information of the Company during and after employment, with certain exceptions.  The non-solicitation provision states that, for one year after cessation of employment, the executive officer will not solicit for employment or hire any person who was employed by the Company during the term of employment, with certain exceptions.

Each of the employment agreements provides for certain consequences in the event that a change in control of our company occurs.  For a description of the terms of these provisions, see the section titled “Potential Payments Upon Termination or Change in Control.”

In addition, Anne Marie Moncure and Beijing Chindex Hospital Management Consulting Co., Ltd. have a three-year employment agreement pursuant to which she serves as United Family Hospitals President and General Manager of the Beijing United Family Hospitals & Clinics.  The employment agreement provides for an annual base salary of $155,000 and the payment of annual bonus compensation of up to $35,000, based upon mutually determined performance criteria.  In addition, the employment agreement provides an annual housing expense of up to $30,000, an annual travel allowance of $10,000 for spouse/family travel and home leave and an annual allowance for professional membership and conferences.  The employment agreement provides for termination of Ms. Moncure’s employment with or without cause at any time, and in the event that the employment agreement is terminated prior to expiration without renewal or extension, Ms. Moncure is entitled to severance payments equal to one month salary for every year worked.  The employment agreement also provides that Ms. Moncure will not work with a competing medical facility within the People’s Republic of China during a two-year period following termination of her employment with United Family Hospitals for any reason and that Ms. Moncure will maintain in confidence confidential information relating to United Family Hospitals’ or the Company’s business and all matters relating to any of the United Family Hospitals’ patients during the term of the agreement and for one year thereafter.

Perquisites and Other Personal Benefits

We provide certain executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

As described above, certain of our executive officers have employment agreements that expressly entitle them to perquisites and other personal benefits.  In particular, each of Ms. Lipson and Mr. Pemble receives an annual tuition allowance, each of Ms. Lipson and Ms. Silverberg receives a monthly housing allowance in connection with their residence outside the United States and Mr. Pemble receives a monthly allowance relating to remote office expenses.

Total Compensation

In making decisions with respect to any element of an executive officer’s compensation, the Committee considers the total compensation that may be awarded to the officer, including salary, annual bonus and long-term incentive compensation.  In addition, in reviewing and approving the employment agreements for executive officers, the Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances.  The Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year.  The limitation applies only to compensation that is not considered to be performance-based.  Non-performance based compensation paid to the executive officers for the fiscal year ended March 31, 2007 did not exceed the $1.0 million limit for any executive officer.  The 2004 Plan and the 2007 Plan, which is subject to shareholder approval, have been structured so that awards under these plans may qualify as performance-based compensation for purposes of Section 162(m), depending on the terms of the award.

Accounting for Stock-Based Compensation

Beginning on April 1, 2006, we began accounting for stock-based compensation cost in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management.  Based on the review and discussions, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

RESPECTFULLY SUBMITTED:

THE COMPENSATION COMMITTEE

Julius Y. Oestreicher (Chair) Carol Kaufman A. Kenneth Nilsson

Summary Compensation Table

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Award(s) ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Roberta Lipson President and Chief Executive Officer	2007	236,500(5)	-	6,417	-	75,000	107,192(6)	425,109
Elyse Beth Silverberg Executive Vice President and Secretary	2007	213,000(5)	-	6,417	-	54,000	65,948(7)	339,365
Lawrence Pemble Chief Financial Officer and Executive Vice President	2007	238,930(5)	-	6,417	-	67,500	43,413(8)	356,260
Anne Marie Moncure (9) United Family Hospital President	2007	121,733	33,833	-	21,729	-	92,724(10)	270,019

(1)	Fiscal year ended March 31, 2007.

(2)
Represents the dollar amounts recognized as expense for financial statement reporting purposes for the fiscal year ended March 31, 2007 in accordance with SFAS 123R with respect to restricted stock awards.  Since the Company first began awarding restricted stock in fiscal 2007, the amounts included in this column are attributable solely to awards granted in 2007.  Each award of restricted shares entitles the holder to payment of cash dividends at the same time as dividends are paid to other shareholders.  Assumptions made in calculating the amount of the Company’s expense for these awards are included in Note 6 to the Company’s financial statements for the fiscal year ended March 31, 2007.  Amounts reflected in this column may not correspond to the actual value that will be received by the executive from these awards.

(3)
Represents the dollar amount recognized as expense for financial statement reporting purposes for the fiscal year ended March 31, 2007 in accordance with SFAS 123R with respect to stock option awards.  The amount reflects grants made in fiscal 2007 and prior years.  Assumptions made in calculating the amount of the Company’s expense for these awards are included in Note 1 to the Company’s financial statements for the fiscal year ended March 31, 2007.

(4)
Represents the cash portion of annual incentive bonus under the EMI Program.  Restricted stock granted under this program for fiscal 2007 performance is discussed in the Compensation Discussion and Analysis but not reflected in this table because the grant was made during fiscal 2008.

(5)	Includes salary retroactively paid pursuant to current employment agreement.

(6)
Consists of $39,400 for tuition expenses for Ms. Lipson’s sons in China, rental expense of $52,167 for Ms. Lipson’s housing in China, home leave expense of $10,000, $3,781 in matching contributions under the Company’s 401(k) plan and $1,844 for automobile and related expense.

(7)	Consists of rental expense of $52,167 for Ms. Silverberg’s housing in China, home leave expense of $10,000 and $3,781 in matching contributions under the Company’s 401(k) plan.

(8)
Consists of $4,176 for tuition expenses for Mr. Pemble’s children, maintenance of remote office facility expenses of $29,870, $7,805 in matching contributions under the Company’s 401(k) plan and $1,562 for automobile and related expense.

(9)	Ms. Moncure’s employment began on May 1, 2006.

(10)	Consists of rental expense of $65,423 for Ms. Moncure’s housing in China, $27,159 in travel expenses and $142 for tuition expenses.

Grants of Plan-Based Awards in 2007

The following table provides information about equity awards granted to the named executives in the fiscal year ended March 31, 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value(2) ($)

Roberta Lipson	9/12/2006	3,000	-	-	33,000

Elyse Beth Silverberg	9/12/2006	3,000	-	-	33,000

Lawrence Pemble	9/12/2006	3,000	-	-	33,000

Anne Marie Moncure	2/7/2006	-	20,000(3)	6.54	92,200

(1)
This column shows the number of shares of restricted stock granted to each named executive in fiscal 2007.  Each award vests as to one-third of the restricted shares granted on each of the first three anniversaries of the date of grant, with full vesting in the event of a change of control of Chindex.  Pursuant to their employment agreements, the award granted to Ms. Lipson, Ms. Silverberg, and Mr. Pemble also vest upon the Company’s termination of their employment without “cause” or their termination for “good reason.”

(2)
This column shows the full grant date fair value of the restricted stock at $11.00 per share and stock options under SFAS 123R granted to the named executives in 2007, which is the amount that the Company would expense in its financial statements over the award’s vesting schedule.  These amounts reflect the company’s accounting expense, and may not correspond to the actual value that will be recognized by the named executives.

(4)
These options were granted under the 2004 Plan at an exercise price per share equal to the closing price of the stock on the grant date.  The options vest one-fourth on each of the date of grant and the three successive anniversaries of that date.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the holdings of stock options and unvested restricted stock by the named executives as of March 31, 2007.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Roberta Lipson	09/11/2000 (1)	96,800	-	2.20	09/11/2010
	04/26/2004 (2)	25,000	-	13.75	04/26/2009
	07/08/2005 (4)	11,000	-	4.47	07/08/2015
	02/07/2006 (1)	27,000	-	6.54	02/07/2016
	09/12/2006 (5)					3,000	52,260
Elyse Beth Silverberg	09/11/2000 (1)	96,800	-	2.20	09/11/2010
	04/26/2004 (3)	25,000	-	12.50	04/26/2014
	07/08/2005 (4)	11,000	-	4.47	07/08/2015
	02/07/2006 (1)	27,000	-	6.54	02/07/2016
	09/12/2006 (5)					3,000	52,260

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Lawrence Pemble	09/11/2000 (1)	70,000	-	2.20	09/11/2010
	04/26/2004 (3)	25,000	-	12.50	04/26/2014
	07/08/2005 (4)	11,000	-	4.47	07/08/2015
	02/07/2006 (1)	56,000	-	6.54	02/07/2016
	09/12/2006 (5)					3,000	52,260
Anne Marie Moncure	02/07/2006 (6)	10,000	10,000	6.54	02/07/2016

(1)	All options vested on grant date.

(2)	10,000 options vested on the date of grant and the remaining 15,000 vested one-half on the first anniversary date and one-half on the second anniversary date.

(3)	20,000 options vested on the date of grant and the remaining 5,000 options vested on March 15, 2005.

(4)	One-third vested on the date of grant and the remaining vested on February 7, 2006.

(5)	Vests one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant and one-third on the third anniversary of the date of grant.

(6)
5,000 options vested on the date of grant and the remaining 15,000 shares vest one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant and one-third on the third anniversary of the date of grant.

Option Exercises and Stock Vested in Fiscal 2007

In the fiscal year ended March 31, 2007, no options were exercised by and no restricted stock vested for the named executive officers.

Potential Payments Upon Termination or Change of Control

The Company has entered into employment agreements with Ms. Lipson, Ms. Silverberg and Mr. Pemble.  The agreements provide that in the event of the executive’s termination by the Company for “cause” or the executive’s voluntary resignation without “good reason,” the executive would only be entitled to earned but unpaid salary, earned but unpaid bonus for a previously completed fiscal year, reimbursement for business expenses, payment for unused vacation and any amounts payable under Company benefit plans or policies.  Under the agreements, “cause” means willful misconduct or gross negligence, dishonesty or misappropriation of assets, certain absences from work, unauthorized disclosure of confidential or proprietary information under certain circumstances, a conviction for certain crimes or a violation of certain laws, or the failure to attempt perform the executive’s duties, most of which events are subject to opportunities to cure.

The agreements also provide that in the event of the executive’s termination by the Company without “cause” or by the executive for “good reason,” the executive would be entitled to all of the above amounts and benefits plus (i) a lump sum payment equal to three times the sum of the ensuing year’s salary plus the prior year’s bonus, (ii) a pro rata portion of the current year’s bonus (based on the greater of the executive’s average bonus for the two prior years or 30% of salary); (iii) continuation of specified medical benefits for life (unless the executive reaches the age of 65, or becomes eligible for Medicare or corresponding benefits with a new employer); (iv) vesting of all equity awards, and (v) continuation of any tuition reimbursements,  remote office or housing allowances for three years.  Under the employment agreements, “good reason” means any reduction in the executive’s authority, duties or responsibilities; an adverse change in the executive’s position, title or responsibilities (except for changes solely by virtue of the Company being acquired by another entity); the assignment of duties to the executive that are inconsistent with his or her position and status; a reduction in the executive’s annual salary or bonus opportunity; the failure to cure a material breach of the executive’s employment agreement by the Company; or relocation of the executive without his or her consent, all but the last of which events are subject to an opportunity to cure.  The executive is also entitled to a tax gross-up to the extent amounts payable to the executive in the event of a change of control are subject to excise tax.

The agreements also provide that in the event of the executives becoming disabled their employment would terminate immediately and automatically.  The executive would only be entitled to earned but unpaid salary, earned but unpaid bonus for a previously completed fiscal year, reimbursement for business expenses, payment for unused vacation and any amounts payable under Company benefit plans or policies.  For purposes of the agreement, “disability” is defined as physical or mental incapacity of a nature which prevents the executive, in the good faith judgment of the Company’s Board of Directors, from performing the executive’s duties under the agreement for a period of 180 consecutive days or 270 days during any year.

 The employment agreements have non-competition, confidentiality and non-solicitation provisions.  The non-competition provision states that the executive officer will not compete with the Company through the end of one year after cessation of employment, with certain exceptions.  The confidentiality provision states that the executive officer will maintain the confidential information of the Company in confidence during and after employment, with certain exceptions.  The non-solicitation provision states that, for one year after cessation of employment, the executive officer will not solicit, for employment, or hire any person who was employed by the Company during the term of such person’s employment, with certain exceptions.

The agreements provide for immediate expiration as of the termination date of any unvested equity incentive awards (stock options or restricted stock) in the event the agreement is terminated for “cause”, voluntary termination by the executive, death or disability.  The agreements provide that any unvested equity incentive awards granted to the executive prior to the termination date shall become immediately vested and exercisable in the event termination is without “cause” or for good reason. In such cases, the executive shall have a period of ninety (90) days following the date of termination (or such longer period as may be provided in the respective option grant, but in no event past the respective expiration term of the option grant) to exercise all options granted under any of the Company’s plans.

The following table provides an estimate of the potential payments and benefits that each of the named executives would be entitled to receive upon termination of employment under various circumstances and upon a change of control.  In each case, the table assumes the executive’s termination or the change of control occurred on March 31, 2007.  The table does not include payments the executive would be entitled to receive in the absence of one of these specified events, such as from the exercise of previously-vested stock options (which amount can be calculated from the Outstanding Equity Awards at 2007 Fiscal Year-End Table).  The table also does not include benefits that are provided on a non-discriminatory basis to salaried employees generally, including amounts payable under the Company’s 401(k) Plan.

	Cash Severance Payment	Continuation of Medical / Welfare Benefits	Accelerated Vesting of Equity Awards	Continued Tuition and Housing Allowance	Tax Gross-up	Total Termination Benefits
Roberta Lipson
• Voluntary Resignation or Termination for Cause	75,000 (1)	0	NA	NA	NA	75,000
• Death	75,000 (1)	0	NA	NA	NA	75,000
• Disability	75,000 (1)	0	NA	NA	NA	75,000
• Involuntary or Good Reason Termination	75,000 (1)	0	NA	NA	NA	75,000
• Change of Control	0	0	52,260 (3)	0	0	52,260
• Involuntary or Good Reason Termination after Change of Control	975,000	258,324 (2)	52,260 (3)	450,000 (4)	647,793	2,383,377
Elyse Beth Silverberg
• Voluntary Resignation or Termination for Cause	54,000 (1)	0	NA	NA	NA	54,000
• Death	54,000 (1)	0	NA	NA	NA	54,000
• Disability	54,000 (1)	0	NA	NA	NA	54,000
• Involuntary or Good Reason Termination	54,000 (1)	0	NA	NA	NA	54,000
• Change of Control	0	0	52,260 (3)	0	0	52,260

	Cash Severance Payment	Continuation of Medical / Welfare Benefits	Accelerated Vesting of Equity Awards	Continued Tuition and Housing Allowance	Tax Gross-up	Total Termination Benefits
• Involuntary or Good Reason Termination after Change of Control	837,000	320,868 (2)	52,260 (3)	180,000 (4)	510,272	1,900,400
Lawrence Pemble
• Voluntary Resignation or Termination for Cause	67,500	0	NA	NA	NA	67,500
• Death	67,500	0	NA	NA	NA	67,500
• Disability	67,500	0	NA	NA	NA	67,500
• Involuntary or Good Reason Termination	67,500	0	NA	NA	NA	67,500
• Change of Control	0	0	52,260 (3)	0	0	52,260
• Involuntary or Good Reason Termination after Change of Control	877,500	356,876 (2)	52,260 (3)	450,000 (4)	777,390	2,514,026
Anne Marie Moncure
• Voluntary Resignation or Termination for Cause	33,833	0	NA	NA	NA	33,833
• Death	33,833	0	NA	NA	NA	33,833
• Disability	33,833	0	NA	NA	NA	33,833
• Involuntary or Good Reason Termination	33,833	0	NA	NA	NA	33,833
• Change of Control	0	0	108,800 (3)	0	0	108,800
• Involuntary or Good Reason Termination after Change of Control	46,750	0	108,800 (3)	0	0	155,550

(1)           The Company pays salaries in the month earned.  Bonuses are calculated on the basis of 30% of base salary.

(2)           Calculated using an assumed life expectancy 85 years.

(3)           Calculated using the March 31, 2007 Chindex common stock market value of $17.42.

(4)           Calculated using the maximum benefit allowed per contract.  Actual usage has been lower.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since April 1, 2006, there has not been any transaction, and there is no currently proposed transaction, involving the Company and any of its directors, executive officers, 5% stockholders or any members of the immediate family of any of the foregoing persons, which transaction would be disclosable pursuant to Item 404 of Regulation S-K promulgated pursuant to the Securities Act of 1933.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our certificate of incorporation limits the liability of our stockholders, directors and officers to the maximum extent permitted by Delaware law.  Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Delaware law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by Delaware law, our bylaws provide that we must indemnify our stockholders, directors, officers, employees and agents in each situation where Delaware law permits us to indemnify them.  We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.  We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.  The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders.  Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

OWNERSHIP OF VOTING SECURITIES

The following table sets forth information as to the ownership of shares of the Company’s Common Stock and Class B Common Stock as of the Record Date with respect to (i) holders known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock or Class B Common Stock, (ii) each director, (iii) the Company’s named executive officers for fiscal 2007 and (iv) all directors and executive officers of the Company as a group.

	Amount and Nature Of Beneficial Ownership (2)(3)		Percent of:
Name and Address of Beneficial Stockholder (1)	Common Stock	Class B Common Stock(4)	Common Stock	Class B Common Stock	Combined(5)
Roberta Lipson	161,679(6)	440,000(7)	2.4%	56.8%	24.4%
Elyse Beth Silverberg	181,972(8)	260,500	2.7%	33.6%	15.2%
Lawrence Pemble	57,608(9)	74,500	Less than 1%	9.6%	4.4%
Julius Y. Oestreicher	141,480(10)	0	2.1%	0%	1.2%
Carol R. Kaufman	84,360(11)	0	1.3%	0%	Less than 1%
A. Kenneth Nilsson	5,500(12)	0	Less than 1%	0%	Less than 1%
Holli Harris	15,000(13)	0	Less than 1%	0%	Less than 1%
Anne Marie Moncure	9,000(14)	0	Less than 1%	0%	Less than 1%
Andrew Edward and Ronit Martine Gold 10835 Lockland Road Potomac, MD 20854	628,540(15)	0	9.5%	0%	5.6%
Gotham Holdings, L.P. 650 Fifth Avenue, 6th Floor New York, NY 10019	595,000(16)	0	8.9%	0%	5.3%
Martin Currie Inc. Saltire Court 20 Castle Terrace Edinburgh, EH1 2ES Scotland	433,987(17)	0	6.5%	0%	3.8%
Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222	432,600(18)	0	6.5%	0%	3.8%
General Motors Investment Management Corporation and JPMorgan Chase Bank 767 Fifth Avenue New York, NY 10153	364,000(19)	0	5.5%	0%	3.2%
All Executive Officers and Directors as a Group (8 persons)	656,599(20)	775,000	9.0%	100.0%	44.5%
_______________

(1)	Unless otherwise indicated, the business address of each person named in the table is c/o Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814.

(2)	Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares indicated below.

(3)	Beneficial ownership is calculated in accordance with Regulation S-K as promulgated by the Commission.

(4)	The Common Stock is entitled to one vote per share, whereas the Class B Common Stock is entitled to six votes per share.

(5)
Indicates percentage voting power represented by beneficial ownership when the Common Stock and Class B Common Stock vote together, based on a total of 6,662,843 shares of Common Stock and 775,000 shares of Class B Common Stock outstanding as of the Record Date.

(6)	Includes 159,800 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(7)	Includes 20,000 shares held by each of the Ariel Benjamin Lee Trust, Daniel Lipson Plafker Trust and Jonathan Lipson Plafker Trust, of each of which Ms. Lipson is a trustee.

(8)	Includes 159,800 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(9)	Includes 56,000 shares underlying options that are currently exercisable with respect to all of the underlying shares.

(10)	Represents shares underlying options that are currently exercisable with respect to all of the underlying shares.

(11)	Represents shares underlying options that are currently exercisable with respect to all of the underlying shares.

(12)	Includes 500 shares owned by Mr. Nilsson’s wife, as to which shares Mr. Nilsson disclaims beneficial ownership.

(13)	Represents shares underlying options that are currently exercisable with respect to all of the underlying shares.

(14)	Represents shares underlying options that are currently exercisable with respect to all of the underlying shares.

(15)
The amount and nature of beneficial ownership of these shares by Andrew Edward Gold and Ronit Martine Gold is based solely on a Schedule 13G/A filed by them with the Commission.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G/A, but have no reason to believe that such information is not complete or accurate.

(16)
The amount and nature of beneficial ownership of these shares by Gotham Holdings, L.P. is based solely on a Schedule 13G/A filed by it with the Commission.  The Schedule 13G/A indicates that Gotham Holdings, L.P., RLA Management Co., LLC and Russell Anmuth have investment decision over our shares.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G/A, but have no reason to believe that such information is not complete or accurate.

(17)
The amount and nature of beneficial ownership of these shares by Martin Currie Inc. is based solely on a Schedule 13G filed by it with the Commission.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(18)
The amount and nature of beneficial ownership of these shares by Federated Investors, Inc. is based solely on a Schedule 13G/A filed by it with the Commission.  The Schedule 13G/A indicates that Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisors to registered investment companies and separate accounts that own shares of our common stock.  The Investment Advisors are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc., the Parent.  All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(19)
The amount and nature of beneficial ownership of these shares by General Motors Investment Management Corporation and JPMorgan Chase Bank, N.A. is based solely on a Schedule 13G filed by them with the Commission.  The Schedule 13G indicates that General Motors Investment Management Corporation and Martin Currie Investment Management, Ltd. have investment decision over our shares.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(20)	Includes 625,440 underlying options that are currently exercisable with respect to all of the underlying shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during fiscal 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following table compares the cumulative return to holders of the Company’s Common Stock for the five years ended March 31, 2007 with the National Association of Securities Dealers Automated Quotation System Market Index and an index of companies with a market capitalization similar to that of the Company’s for the same period.  The comparison assumes $100 was invested at the close of business on March 31, 2002 in the Company’s Common Stock and in each of the comparison groups, and assumes reinvestment of dividends.  The Company paid no cash dividends during the foregoing period.

The peer group selected by the Company includes companies with similar market capitalization to that of the Company as of March 31, 2007.  The Company does not use a published industry or line-of-business basis, and does not believe it could reasonably identify a different peer group.  The companies that comprise the peer group are set forth below the table.

Total Return To Shareholders
(Includes reinvestment of dividends)

			ANNUAL RETURN PERCENTAGE
			Years Ending

Company Name / Index		Mar03	Mar04	Mar05	Mar06	Mar07
Chindex International, Inc.		-28.16	404.50	-38.75	46.60	92.27
Nasdaq Index		-26.60	47.60	0.67	17.92	3.73
Peer Group		1.98	127.14	-32.69	8.01	-16.13

			INDEXED RETURNS
	Base		Years Ending
	Period
Company Name / Index	Mar02	Mar03	Mar04	Mar05	Mar06	Mar07
Chindex International, Inc.	100	71.84	362.42	221.98	325.42	625.70
Nasdaq Index	100	73.40	108.33	109.06	128.61	133.40
Peer Group	100	101.98	231.64	155.92	168.42	141.26

Peer Group Companies (Similar Market Cap companies between $108.3 and $110 million)
ASHWORTH INC	ENER1 INC
AVANT IMMUNOTHERAPEUTICS INC	FNB FINANCIAL SERVICES CORP
BOVIE MEDICAL CORP	MONROE BANCORP
CALIFORNIA MICRO DEVICES CP	OLD POINT FINANCIAL CORP
CASH SYSTEMS INC	OVERHILL FARMS INC
CHEROKEE INTERNATIONAL CORP	S R TELECOM INC
CITIZENS HOLDING CO	ZIX CORP

PROPOSAL 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2008.  Neither the Company’s governing documents nor applicable law requires stockholder ratification of the appointment of our independent registered public accounting firm.  However, the audit committee has recommended, and the Board of Directors has determined, to submit the appointment of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain BDO Seidman, LLP.  Even if the stockholders ratify the appointment, the audit committee has the discretion to change the independent registered public accounting firm at any time.

Information concerning BDO Seidman, LLP’s services for Chindex and fees billed for the fiscal year ended March 31, 2007 can be found in the “Independent Registered Public Accounting Firm” section below.

The ratification of BDO Seidman, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented at the Annual Meeting and entitled to vote on the proposal.  Abstentions and broker non-votes will have no effect on the vote, but are counted in determining a quorum.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008.

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with the accounting principles generally accepted in the United States of America, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.  In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, as amended to the date hereof, for filing with the Commission.

The Audit Committee determined that the provision by BDO Seidman, LLP of non-audit services was compatible with maintaining the independence of BDO Seidman, LLP.  In certain cases, the Audit Committee may delegate authority to pre-approve non-audit services on a preliminary basis to one or more members of the Audit Committee, provided that such pre-approvals are communicated to the full Committee at its next meeting.  During fiscal 2007, all services were pre-approved by the Audit Committee in accordance with its charter and this policy.

RESPECTFULLY SUBMITTED:

THE AUDIT COMMITTEE

Holli Harris (Chair) Carol R. Kaufman A. Kenneth Nilsson Julius Oestreicher

Independent Registered Public Accounting Firm

The audit committee has selected BDO Seidman, LLP as our independent registered public accounting firm for 2008.  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  They will have the opportunity to make a statement if they desire to do so.

Fees

The following table shows the fees we paid to BDO Seidman, LLP during the last two fiscal years:

	Fiscal Year Ended March 31, 2007	Fiscal Year Ended March 31, 2006
Audit Fees: (a)	$867,000	$299,000
Audit-Related Fees: (b)	4,000	--
Tax Fees: (c)	2,000	25,000
All Other Fees: (d)	1,000	--
Total	$874,000	$324,000
_______________

(a)
Represents fees for professional services provided in connection with the audit of our annual financial statements (including services incurred with rendering on opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(b)	This represents fees for other miscellaneous items not otherwise included above.

(c)	Represents fees for international and U.S. tax planning and compliance services as well as consultations and assistance surrounding matters with various income and sales tax authorities.

(d)
Represents fees billed for products and services provided by the principal accountant, other than the services reported in (a), (b) and (c).   For the fiscal year ended March 31, 2007 these fees represent training costs and consultation services on our stock option plan.

Auditor Independence

The Audit Committee has determined that the provision by BDO Seidman, LLP of non-audit services is compatible with maintaining the independence of BDO Seidman, LLP.  In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by BDO Seidman, LLP.  In certain cases, the Audit Committee may delegate authority to pre-approve non-audit services on a preliminary basis to one or more members of the Audit Committee, provided that such pre-approvals are communicated to the full Committee at its next meeting.  During fiscal 2007, all services were pre-approved by Audit Committee in accordance with this policy.

PROPOSAL 3—APPROVAL OF CHINDEX INTERNATIONAL, INC. 2007 STOCK INCENTIVE PLAN

You are being asked to approve our 2007 Stock Incentive Plan.  The plan authorizes the issuance of one million shares of our common stock (plus any unused shares previously authorized under the Company’s 2004 Stock Incentive Plan) to be granted as awards.  The plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards, as well as cash awards, with broad discretion given to the Board of Directors or the Compensation Committee to determine the terms and conditions of awards.  The plan is intended to permit the grant of awards that qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, as well as awards that do not qualify.  The plan is more fully described on the following pages and a complete copy of it is included in this Proxy Statement as Appendix A.

Approval of the plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.  An abstention will have the same effect as a vote against the proposal.  A broker non-vote will have no effect on the proposal.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2007 STOCK INCENTIVE PLAN.

Summary of the Chindex International, Inc. 2007 Stock Incentive Plan

The following summary of our 2007 Stock Incentive Plan (the “2007 Plan”) is qualified in its entirety by the full text of the plan, which is included as Appendix A to this Proxy Statement.  If approved by the stockholders, the 2007 Plan will replace our 2004 Stock Incentive Plan.  Upon stockholder approval of the 2007 Plan, no further awards will be granted under the 2004 Plan and any unused shares previously authorized under that plan will be rolled over into the 2007 Plan.  For information on outstanding equity awards under our 2004 Plan and our 1994 Stock Option Plan (the “Prior Plans”) as of March 31, 2007, see the Equity Compensation Plan Information Table below.  As of June 30, 2007 there were 168 shares available and 335,884 shares subject to outstanding awards under the 2004 Plan.

Description of the 2007 Plan

Purpose.  The purpose of the 2007 Plan is to enable the Company to attract and retain employees, directors, and consultants by providing them with an additional incentive to increase the value of Chindex stock and thereby strengthen the mutuality of interests between award holders and our stockholders.

Eligibility.  Awards may be granted to current and prospective directors of the Company as well as current and prospective employees and consultants of the Company and its subsidiaries.

Administration.  The plan will be administered by a committee of the Board consisting of non-employee directors (the Committee), except that the full Board will administer the plan as it relates to awards to non-employee directors.  (References to the Committee in this description include the Board with respect to non-employee director awards.)  The Committee will have the authority to establish rules and guidelines for the administration of the plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of such awards; amend awards; interpret the plan and award documents; and make all determinations necessary for the administration of the plan.  The Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers and directors.

Shares Available for Awards.  The number of shares which may be issued under the 2007 Plan is 1,000,000 shares.  In addition, any shares previously authorized for grant under the 2004 Plan that remain available for grant on the effective date of the 2007 Plan or subsequently become available as a result of forfeitures will be rolled over into the 2007 Plan.  If any shares covered by an award under the 2007 Plan are forfeited or otherwise terminated without delivery of shares, then the shares covered by that award will again be available for future awards under the plan.  Shares withheld from awards for the payment of tax withholding obligations, shares surrendered to pay the exercise price of stock options, and shares that were not issued as a result of the net exercise or net settlement of stock options or stock appreciation rights will also become available for future awards under the plan.  No individual may be granted any combination of stock options, SARs, restricted stock, RSUs, or other stock-based awards with respect to more than 200,000 shares in any fiscal year.  The plan limits do not apply to any shares that may be issued under awards assumed by the Company in a corporate acquisition or to dividend equivalents that may be awarded as part of other awards and paid in stock.

Stock Options and Stock Appreciation Rights.  The Committee may award stock options (which may be nonqualified options or incentive stock options) or stock appreciation rights, each with a maximum term of ten years.  Each stock option or SAR must have an exercise price not less than the fair market value of the Company’s stock on the date of grant.  Repricing is prohibited.  The Committee will establish the vesting schedule for the award as well as the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise.  No more than 500,000 shares may be issued with respect to incentive stock options.

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and RSUs and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives.  The Committee may provide for payment of an RSU award upon vesting or at a later date.  The Committee may determine whether unvested awards entitle the holder to receive dividends or dividend equivalents, and if so, the terms on which such amounts will be paid.

Other Stock-Based Awards.  The Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Committee may determine, including a grant of fully vested shares.

Cash Awards.  The Committee may grant cash awards which entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award.  The performance objectives and amount of the award may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives, and may relate to performance periods of one year or multiple years.  The Committee may provide for payment of the award at the end of the performance period or at a later date, and may provide for dividend equivalents or other earnings to be credited on deferred amounts.  The maximum cash award which may be paid to any individual in any fiscal year (measured at the end of the performance period ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $500,000.

Performance Awards.  The Committee may designate any restricted stock, RSU, other stock-based awards, or cash awards under the Plan as performance awards which are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  The grant or vesting of such performance awards will require the achievement of performance goals during performance periods, as specified by the Committee in accordance with Section 162(m).  Performance awards may be based on any one or more of the following performance measures, which may be applied to the Company as a whole or to a subsidiary, business unit, business segment or business line:

(1)	net earnings or net income (before or after taxes);
(2)	earnings per share;
(3)	net sales or revenue growth;
(4)	gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;
(5)	net operating profit (or reduction in operating loss);
(6)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(7)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(8)	earnings before or after taxes, interest, depreciation, amortization, and/or other non-cash items;
(9)	gross or operating margins;
(10)	productivity ratios (and/or such ratios as compared to various stock market indices);
(11)	stock price (including, but not limited to, growth measures and total shareholder return);
(12)	stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple);
(13)	expense targets (including, but not limited to, expenses-to-sales ratios);
(14)	margins;
(15)	operating efficiency;
(16)	market share;
(17)	customer satisfaction;
(18)	employee satisfaction or retention;
(19)	development and implementation of employee or executive development programs (including, but not limited to, succession programs);
(20)	working capital targets;
(21)	economic value added;
(22)	market value added;
(23)	debt to equity ratio; and
(24)	strategic business goals relating to acquisitions, divestitures and joint ventures.

Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

Change in Control.  The Committee may provide that awards will become fully or partially vested upon a change in control and may provide that awards will be paid as soon afterwards as permitted under the tax laws.  A change in control is deemed to occur in very general terms upon (1) the acquisition of 30% or more of the Company’s voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute a majority of the Company’s Board, (3) a merger in which the Company’s stockholders before the transaction fail to own at least a majority of the voting power of the surviving corporation or the Company’s directors fail to constitute at least a majority of the board of the surviving corporation, (4) the sale of substantially all of the Company’s assets, and (5) stockholder approval of the liquidation of the Company.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, spin-off or distribution of assets, if the Committee determines that certain adjustments are required in order to prevent dilution or enlargement of benefits intended to be made available under the Plan, the Committee is required to make such adjustments.   These adjustments include changing the number and class of shares available under the Plan; and changing the number and class of shares subject to outstanding awards and the price of shares subject to outstanding awards.

Amendment and Termination.  The Board may amend the plan from time to time.  The Board will seek stockholder approval of material amendments to the plan as may be required by law, regulation or stock exchange rules. The Committee may waive conditions or amend the terms of outstanding awards, subject to certain limitations, such as the prohibition on repricing.  No award may be granted under the Plan after the tenth anniversary of stockholder approval of the Plan unless the Plan has been reapproved by the Company’s stockholders prior to such date.  No performance award may be granted after the Company’s annual meeting held in 2012 unless the performance objectives and other Plan provisions which require approval under Section 162(m) of the Code have been reapproved by the Company’s stockholders prior to such date.

Federal Income Tax Consequences

The following is a very general description of some of the basic tax principles that apply to awards under the 2007 Plan.  The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company.  A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply.  Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.  Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the option shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss.  Other awards under the Plan, including stock appreciation rights, restricted stock, RSUs and cash awards generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property.

Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for “performance-based compensation” as defined under Section 162(m).  The Company intends that options and SARs granted under the 2007 Plan will qualify as performance-based compensation under Section 162(m).  Other awards under the plan, such as restricted stock, RSUs and other stock-based awards may but need not qualify depending on the terms of the particular award, so that compensation paid to executive officers in connection with such awards may not be deductible.  A number of requirements must be met in order for particular compensation to qualify as “performance-based” under 162(m), so there can be no assurance that even awards tied to achievement of performance measures will be fully deductible under all circumstances.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to approval of the 2007 Plan and not as tax guidance to participants in the Plan.  Different tax rules may apply to specific participants and transactions under the Plan.

Miscellaneous

The last sales price of the Company’s stock on July 31, 2007 was $21.62 as reported on The Nasdaq Capital Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows shares reserved for issuance for outstanding awards granted under the Company’s 2004 Stock Incentive Plan and 1994 Stock Option Plan as of March 31, 2007.  This table does not include the shares which will become issuable under the 2007 Stock Incentive Plan upon its approval by stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by stockholders	1,133,643(1)	$5.23	19,950(2)
Equity compensation plans not approved by stockholders	- 0 -	- 0 -	- 0 -
Total	1,133,643(1)		19,950(2)

(1)
This balance represents shares subject to outstanding stock options.  The table does not include shares subject to restricted stock awards because such shares are already issued, although they are subject to forfeiture.  There were 28,000 shares subject to outstanding (unvested) restricted stock awards as of March 31, 2007.

(2)
These shares are available for issuance under our 2004 Stock Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units.  No additional awards may be granted under the 1994 Stock Option Plan.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above.  If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.  You can notify us by sending a written request to Chindex International, Inc., Investor Relations, 4340 East West Highway, Suite 1100, Bethesda, MD 20814 or call us at (301) 215-7777 if (i) you wish to receive a separate copy of an annual report or proxy statement for this meeting; (ii) you would like to receive separate copies of those materials for future meetings; or (iii) you are sharing an address and you wish to request delivery of a single copy of annual reports or proxy statements if you are now receiving multiple copies of annual reports or proxy statements.

The Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner

Most stockholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be the STOCKHOLDER OF RECORD of those shares and these proxy materials are being sent directly to you by Chindex.  As the STOCKHOLDER OF RECORD, you have the right to vote by proxy or to vote in person at the meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME, and these proxy materials are being forwarded to you by your broker or bank, which is considered to be the STOCKHOLDER OF RECORD of those shares.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting.  If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions as to how to do so.  Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares for you.

Advance Notice Procedures

Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or on behalf of a stockholder entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) at least 60 days prior to the anniversary date of the preceding year’s annual meeting - that is, with respect to the 2008 annual meeting, by July 13, 2008.  These requirements are separate from and in addition to the Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2008 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2008 may do so by following the procedures prescribed in Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than April 12, 2008.  Proposals should be sent to Secretary, Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, MD 20814.

Financial Materials

STOCKHOLDERS MAY REQUEST FREE COPIES OF OUR FINANCIAL MATERIALS (ANNUAL REPORT, FORM 10-K AND PROXY STATEMENT) FROM CHINDEX INTERNATIONAL, INC., 4340 EAST WEST HIGHWAY, SUITE 1100, BETHESDA, MD 20814, ATTENTION: CORPORATE SECRETARY. THESE MATERIALS MAY ALSO BE ACCESSED ON OUR WEB SITE AT www.chindex.com.

Stockholder List

A list of registered stockholders on the record date for the Annual Meeting (the “List”) will be available for inspection from August 13, 2007 through the Annual Meeting at the offices of the Company, 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814.  The List will be available at the Annual Meeting and may be inspected by any stockholder who is present.

APPENDIX A

CHINDEX INTERNATIONAL, INC. 2007 STOCK INCENTIVE PLAN

SECTION 1           Purpose

The purpose of this Chindex International, Inc. 2007 Stock Incentive Plan is to promote the interests of Chindex International, Inc. (the “Company”) and its Subsidiaries through grants of awards to employees, directors and consultants in order to (i) attract and retain employees, directors and consultants, (ii) provide an additional incentive to each award holder to work to increase the value of Chindex stock, and (iii) provide each award holder with a stake in the future of Chindex which strengthens the mutuality of interests between such award holder and Chindex’s shareholders.

SECTION 2           Types of Awards

Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights (SARs), Restricted Stock,Restricted Stock Units (RSUs), Other Stock-Based Awards, and Cash Awards.

Awards may be free-standing or granted in tandem.  If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3           Definitions

“Beneficiary” means an award holder’s designated beneficiary or estate, as determined under Section 15.

“Board” means the Board of Directors of Chindex.

“Cash Award” means an award granted under Section 12 of the Plan.

“Chindex” or the “Company” means Chindex International, Inc., a Delaware corporation, and any successor to such corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means (i) with respect to awards to Non-Employee Directors, the entire Board; and (ii) with respect to all other awards, a committee of the Board designated by the Board to administer this Plan and which shall consist of at least two members of the Board, or if no such committee is appointed, the entire Board.

“Consultant” means any individual, other an Employee or Non-Employee Director, who is engaged by Chindex or a Subsidiary to render services, other than a person whose services are rendered in connection with capital-raising or promoting or maintaining a market for Chindex securities.

“Employee” means an employee of Chindex or of any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of the Stock means (i) if the Stock is readily tradable on an established securities market (within the meaning of Section 409A of the Code), the closing price for a share of Stock on such exchange or market as is determined by the Committee to be the primary market for the Stock on the date in question, or if the date in question is not a trading day on such market, the closing price on such exchange or market for the trading day immediately preceding the day in question, and (ii) otherwise, such other price as the Board determines is appropriate after taking into account the requirements of Section 409A of the Code.

“Incentive Stock Option” or “ISO” means a Stock Option granted under the Plan which both is designated as an ISO and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an Employee.

“Non-Qualified Option” or “NQSO” means a Stock Option granted under the plan which either is designated as NQSO or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Other Stock Based Award” means an award described in Section 11 of the Plan.

“Plan” means this Chindex International, Inc. 2007 Stock Incentive Plan, as amended from time to time.

“Performance Award” means an award granted under Section 9, 10, 11, or 12 of the Plan that meets the requirements of Section 13 of the Plan and is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Performance Objectives” means objective measures of performance for earning an award, which in the case of Performance Awards, shall be based on one or more of the criteria specified in Section 13.2.

“Restricted Stock” means an award described in Section 9 of the Plan.

“Restricted Stock Unit” or “RSU” means an award described in Section 10 of the Plan.

“Stock” means common stock of Chindex, par value one cent ($.01).

“Stock Appreciation Right” or “SAR” means an award described in Section 8 of the Plan.

“Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Subsidiary” means any corporation, partnership, joint venture, or other entity in which Chindex owns, directly or indirectly, 50% or more of the ownership interests.

SECTION 4           Administration

4.1           The Plan shall be administered by the Committee.

4.2           The Committee shall have the following authority and discretion with respect to awards under the Plan:  to grant awards (subject to any limitations contained in the Plan); to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan.  In particular, and without limiting its authority and powers, the Committee shall have the authority:

(1)  to determine whether and to what extent any award or combination of awards will be granted hereunder and whether they will be Performance Awards;

(2)  to select the Employees, Non-Employee Directors, and Consultants to whom awards will be granted;

(3)  to determine the number of shares of Stock to be covered by each award granted hereunder subject to the limitations contained herein;

(4)  to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such Performance Objectives, continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

(5)  to determine the treatment of awards upon an award holder’s retirement, disability, death, termination for cause or other termination of employment or service;

(6)  to determine whether amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested or otherwise credited to the award holder and paid at the date specified in the award, or (iii) that the award holder has no rights with respect to such dividends;

(7)  to amend the terms of any award, prospectively or retroactively; provided, however, that (i) no amendment shall impair the rights of the award holder with respect to an outstanding award without his or her written consent; (ii) unless specifically approved by the stockholders, the Committee shall have no power to amend the terms of outstanding Stock Options or SARs to reduce the option price or base price of such awards, or to cancel outstanding Stock Options or SARs and grant substitute Stock Options or SARs with a lower option price or base price than the cancelled awards; and (iii) the Committee shall consider the provisions of Section 409A of the Code prior to amending any award;

(8)  to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan;

(9)  to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A of the Code);

(10)  to determine, pursuant to a formula or otherwise, the Fair Market Value of the Stock on a given date;

(11)  to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(12)  to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

(13)  to the extent permitted by law, to delegate to a committee of two or more officers of the Company the authority to grant awards to Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934; provided, however, that any such delegation shall be set forth in a resolution of the Committee that specifies the total number of shares as to which awards may be granted under such delegation and any other limitations as may be imposed by the Committee; and

(14)  to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

4.3           All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.

4.4           The Committee may act by a majority of its members at a meeting (present in person or by conference telephone), by unanimous written consent or by any other method of director action then permitted under the General Corporation Law of the State of Delaware.

SECTION 5          Stock Subject to Plan

5.1           The total number of shares of Stock which may be issued under the Plan shall be 1 million shares plus any unused shares authorized for awards under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), in each case subject to adjustment as provided in Section 5.4.  No more than 500,000 shares may be granted with respect to Incentive Stock Options (subject to adjustment as provided in Section 5.4).  Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company.  The payment of any award in cash shall not count against this share limit.  Any dividend equivalents that are granted with respect to other awards under this Plan and are paid in shares shall also not count against the share limit for the Plan.

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company or a Subsidiary of property or stock of an entity, the Company may assume awards granted by such entity or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the share limit under this Plan.

5.2           To the extent a Stock Option or Stock Appreciation Right terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 2004 Plan), the shares subject to such award shall again be available for distribution in connection with future awards under this Plan.  Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax withholding obligations with respect to any award, shall not count against the above limit, and shall again be available for grants under the Plan.  In the event that any Stock Option or SAR is exercised or settled by delivery of only the net shares representing the appreciation in the Stock, only the net shares delivered shall be counted against the Plan’s share limit.

5.3           No individual shall be granted Stock Options, SARs, Restricted Stock, RSUs, or Other Stock-Based Awards, or any combination thereof with respect to more than 200,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 5.4).  The maximum Cash Award which may be paid to any individual in any fiscal year (measured at the end of the performance period or periods ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $500,000.

5.4            In the event of a change in the outstanding stock of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of shares, other securities or other property, but not including regular cash dividends), extraordinary cash dividend, recapitalization, merger in which the stockholders of the Company immediately prior to the merger continue to own a majority of the voting securities of the successor entity immediately after the merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, or other similar corporate transaction or event, if the Committee shall determine in its sole discretion that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares of Stock available under the Plan (including for this purpose the number of shares of Stock available for issuance under the Plan) or in the number, class and/or price of shares of Stock subject to outstanding Stock Options and/or outstanding awards), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee.

In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board or the Committee may take such action as it in its discretion deems appropriate to (i) subject to any limitations imposed by Section 409A of the Code, accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations or entities, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he or she would have received in such transaction in exchange for such shares of Stock (or the fair market value thereof in cash), and/or (v) provide that Stock Options and SARs shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options or SARs shall terminate.

No fractional shares shall be issued or delivered under the Plan.  The Board or the Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

The Board’s or Committee’s determination as to which adjustments shall be made under this Section 5.4 and the extent thereof shall be final, binding and conclusive.

SECTION 6          Eligibility

Employees, Non-Employee Directors, and Consultants are eligible to be granted awards under the Plan.  In addition, awards may be granted to prospective Employees, Non-Employee Directors, or Consultants but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or Subsidiary.  Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent corporation or subsidiary of the Company (as those terms are defined in Section 424 of the Code).  The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 7          Stock Options

7.1           The Stock Options awarded under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  To the extent that any Stock Option is either designated as a Non-Qualified Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

7.2           Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)           Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Option.  The date of grant of any Stock Option shall be the date of Committee approval of the Stock Option or a prospective date specified by the Committee, and for prospective Employees shall be no earlier than the first day of employment.

(2)           Option Term.  The term of each Stock Option shall be fixed by the Committee, but shall not exceed ten years.

(3)           Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

(4)           Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic), specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares.  Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit attesting to ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted “cashless exercise” in which the optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) application of shares subject to the Stock Option to satisfy the option price, (v) any other manner permitted by law, or (vi) any combination of the foregoing.

(5)           No Stockholder Rights.  An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has duly exercised the Stock Option and acertificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(6)           Surrender Rights.  The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

(7)           Non-transferability.  Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.  The Committee, in its sole discretion, may permit Stock Options to be transferred to such transferees and on such terms and conditions as may be determined by the Committee.

(8)           Termination of Employment.  Following the termination of an optionee’s employment or service with the Company or a Subsidiary, the Stock Option shall be exercisable to the extent determined by the Committee.  The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons.  The Committee may provide at the time of grant that, notwithstanding the option term fixed pursuant to Section 7.2(2), a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death.  The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

7.3           Notwithstanding the provisions of Section 7.2, Incentive Stock Options shall be subject to the following additional restrictions:

(1)           No Incentive Stock Option shall have an option price which is less than 100% of the fair market value (as determined for purposes of Section 422 of the Code) of the Stock on the date of  grant of the Incentive Stock Option.  The date of grant of any Incentive Stock Option shall be the date of Committee approval of the Incentive Stock Option or a prospective date specified by the Committee, and for prospective employees shall be no earlier than the first day of employment.

(2)           No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

(3)           No Incentive Stock Option shall be awarded more than ten years after July 12, 2007, the date of Board approval of the Plan.

(4)           No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is granted.

(5)           The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

(6)           An optionee’s right to exercise an Incentive Stock Option shall be subject to the optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(7)           Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution, subject to such additional limitations as may be imposed by the Committee.  During the optionee’s lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section 7.2.

7.4           Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company or a Subsidiary of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof.  Such substitute Stock Options may be granted on such terms as the Committee deems appropriate to prevent dilution or enlargement of the benefits under the prior award, notwithstanding any limitations on Stock Options contained in other provisions of this Section 7.

SECTION 8          Stock Appreciation Rights (SARs)

A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Stock on the date of exercise over an amount (the base price) specified by the Committee.  Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that no SAR shall have a base price below the Fair Market Value of the Stock on the date of grant or a term longer than ten years.  The award shall specify the number of shares of Stock as to which the SAR is granted.

SECTION 9          Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)           The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.  The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified Performance Objectives, and/or upon such other criteria as the Committee may determine.

(2)           Stock certificates representing the Restricted Stock awarded shall be registered in the award holder’s name (or the holder shall be recorded as the owner of the shares on the books of the Company), but the Committee may direct that such certificates be held by the Company or its designee on behalf of the award holder (or that transfer restrictions be placed on the shares).  Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award.  At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her Beneficiary in the event of death), (or the award holder (or his or her Beneficiary in the event of death) shall be duly recorded as the owner of the shares on the books of the Company), in each case free of all restrictions.

(3)           The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock.  Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock (or pursuant to adjustment under Section 5.4) shall be subject to the same restrictions as the Restricted Stock.

(4)           Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

(5)           The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to Performance Awards if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION 10        Restricted Stock Units (RSUs)

Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)           The Restricted Stock Unit award shall specify the number of RSUs to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred.  The Committee may condition the grant or vesting of Restricted Stock Units, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified Performance Objectives, and/or upon such other criteria as the Committee may determine.

(2)           Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

(3)           At the expiration of the Deferral Period, the award holder (or his or her Beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the RSU award (or the shares shall be duly recorded as owned by such holder on the books of the Company), (ii) cash equal to the Fair Market Value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(4)           Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before the RSU has vested, his or her RSU award shall be forfeited.

(5)           The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award (except that the Committee may not waive conditions or restrictions with respect to Performance Awards if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).  In addition, the Committee shall not accelerate the payment of an RSU if such acceleration would violate Section 409A of the Code.

SECTION 11        Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which shall consist of any right that is not an award described in Sections 7, 8, 9 or 10 hereof and that is denominated or payable in Stock, or valued in whole or in part by reference to or otherwise based on or related to Stock (including, without limitation, securities convertible into Stock).  The Committee shall determine the terms and conditions of any such award, subject to any limitations contained in the Plan.

SECTION 12        Cash Awards

12.1           The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the Performance Objectives and other terms and conditions set forth in the award.  At the time of grant of a Cash Award, the Committee shall specify the applicable Performance Objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the Performance Objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the Performance Objectives).  The Committee may determine that a Cash Award shall be payable upon achievement of any one Performance Objective, or any one of several Performance Objectives, or that two or more of the Performance Objectives must be achieved as a condition to payment of a Cash Award.

12.2           The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the extent earned, shall be payable, and may require all or a portion of the Cash Award to be deferred and payable only upon satisfaction of continued employment or other specified conditions. The Committee may also permit all or a portion of a Cash Award to be deferred at the award holder’s election, subject to Section 409A of the Code.  Deferred portions of a Cash Award may be credited with interest, deemed invested in Stock, or deemed invested in such other investments as the Committee may specify.

SECTION 13        Performance Awards

13.1           The Committee shall have the right to designate awards under Section 9, 10, 11 or 12 as Performance Awards, in which case the following provisions shall apply to such awards (in addition to the provisions under Section 9, 10, 11, or 12, as applicable).

13.2           The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a Subsidiary, business unit, business segment or business line, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index that the Committee deems appropriate:

(1)	Net earnings or net income (before or after taxes);
(2)	Earnings per share;
(3)	Net sales or revenue growth;
(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;
(5)	Net operating profit (or reduction in operating loss);
(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(8)	Earnings before or after taxes, interest, depreciation, amortization, and/or other non-cash items;
(9)	Gross or operating margins;
(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);
(11)	Stock price (including, but not limited to, growth measures and total shareholder return);
(12)	Stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple)
(13)	Expense targets (including, but not limited to, expenses-to-sales ratios);
(14)	Margins;
(15)	Operating efficiency;
(16)	Market share;
(17)	Customer satisfaction;
(18)	Employee satisfaction or retention;
(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);
(20)	Working capital targets;
(21)	Economic value added;
(22)	Market value added;
(23)	Debt to equity ratio; and
(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures.

The Committee may provide in any Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during the performance period: (i) asset write-downs, (ii)

litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards intended to be performance-based within the meaning of Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m).

            13.3  The following additional requirements shall apply to Performance Awards:

(1)           The Performance Objectives shall be established by the Committee not later than the earlier of (i) 90 days after the beginning of the applicable performance period, or (ii) the time 25% of such performance period has elapsed.

(2)           The Performance Objectives shall be objective and the achievement of such Performance Objectives shall be substantially uncertain (within the meaning of Section 162(m) of the Code) at the time the Performance Objectives are established.

(3)           The amount of the Performance Award payable upon each level of achievement of the Performance Objectives must be objectively determinable, except that the Committee shall have the right to reduce (but not increase) the amount payable, in its sole discretion.

(4)           Prior to payment of any Performance Award, the Committee shall certify in writing, in a manner which satisfies the requirements of Section 162(m) of the Code, that the Performance Objectives have been satisfied.

SECTION 14       Tax Withholding

Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder.

To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have the minimum amount of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award.  Alternatively, the Committee may require that a portion of the shares of Stock or cash otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award.

SECTION 15       Beneficiary of Award Holder

15.1           The Committee may provide the holder with the right to designate any person or persons as such person’s beneficiary or beneficiaries (both primary and contingent) to whom payment in respect of one or more of the award holder’s awards under this Plan shall be paid in the event of the award holder’s death.  Each beneficiary designation shall become effective only when filed in writing with the Company during the award holder’s lifetime on a form provided by the Company.  If an award holder is married, his or her designation of beneficiary or beneficiaries other than his/her spouse or his/her estate shall not be effective unless the beneficiary designation has been signed by the spouse and notarized.

15.2           If an award holder is not given the right to designate a beneficiary or fails to designate a beneficiary in accordance with the provisions of Section 15.1, or if all designated beneficiaries predecease the award holder, payment of the holder’s awards shall be made to the holder’s estate.

SECTION 16        Amendments and Termination

16.1           No award shall be granted under the Plan after September 10, 2017 unless the Plan has been reapproved by the Company’s stockholders prior to such date.

No Performance Award shall be granted after the Company’s annual meeting held in 2012 unless the material terms of the performance goals (within the meaning of Section 162(m) of the Code) have been reapproved by the Company’s stockholders within the five years prior to such grant.

16.2           The Board may discontinue the Plan at any time and may amend it from time to time.  No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent.  Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

16.3           The Committee may amend the terms of any award prospectively or retroactively, subject to the limitations set forth in Section 4.2(7) hereof.

16.4           Notwithstanding the foregoing provisions of this Section 16, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines such amendment is necessary or appropriate to comply with Section 409A of the Code.

16.5           Notwithstanding any other provision of the Plan or of any award, in the event of a change in control event (as defined under Section 409A of the Code) the Committee shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards (or, to the extent permitted under Section 409A of the Code, to terminate all awards subject to Section 409A of the Code) and distribute amounts payable under such awards immediately prior to or within 12 months after the occurrence of the change in control event.

SECTION 17        Change of Control

17.1           The Committee shall have the authority to determine the extent, if any, to which outstanding awards will become vested upon a Change of Control.  In addition, to the extent permitted under Section 409A of the Code, the Committee shall have discretion to accelerate the payment date of awards in the event of a Change of Control.

17.2  A “Change of Control” means the happening of any of the following:

(1)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its Subsidiaries as determined immediately prior to that date and/or any of its or their employee benefit plans) of  beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act) of securities of the Company representing 30% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board;

(2)           the date on which a majority of the members of the Board shall consist of persons other than Current Directors (which term shall mean any member of the Board on the date of adoption of the Plan and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

(3)           consummation of a merger or consolidation of the Company with another corporation where (x) the stockholders of the Company immediately prior to the merger or consolidation would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors in the same proportions as their ownership, immediately prior to such merger consolidation, of voting securities of the Company, or (y) where the members of the Company’s Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation;

(4)           the sale or other disposition of all or substantially all of the assets of the Company; or

(5)           the date of approval by the stockholders of the Company of the liquidation of the Company.

SECTION 18        Section 409A

18.1           For purposes of Section 409A of the Code, the “specified employees” of the Company shall be determined in such manner as may be specified by resolution of the Committee in accordance with Section 409A of the Code.

18.2           Notwithstanding any other provision of the Plan, every award which is subject to the payment provisions of Section 409A of the Code shall provide that payment on account of the award holder’s termination of employment (other than by reason of death or disability (as defined for purposes of Section 409A of the Code)) shall not be made until at least six months after such termination of employment if the award holder is a “specified employee” at the time of termination of employment.

SECTION 19        General Provisions

19.1           Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or the issuance, sale or delivery of any shares of Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option or SAR shall be suspended, such award shall not be granted, and/or the shares subject to such award will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful.  The application of this Section shall not extend the term of any Stock Option or other award.  The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 19.1.

19.2           Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including arrangements providing for the issuance of Stock.  Nothing in the Plan nor any award hereunder shall confer upon any award holder any right to continued employment or service with the Company or a Subsidiary, or interfere in any way with the right of any such company to terminate such employment or service.

19.3           Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

19.4           No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

19.5           Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

19.6           Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan.  To the extent that any award holder acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

19.7           All provisions under the Plan calling for the delivery of Stock certificates may be satisfied by recording the respective person as the owner of the shares on the books of the Company, if permitted by applicable law.

19.8           The Plan and all awards hereunder shall be governed by the laws of the State of Delaware without giving effect to conflict of laws principles.  Any dispute arising out of any award granted under the Plan may be resolved in any state or federal court located within New York County, New York State, U.S.A.  Any award granted under the Plan is granted on condition that the award holder accepts such venue and submits to the personal jurisdiction of any such court.  Similarly, the Company accepts such venue and submits to such jurisdiction.

19.9           This Plan shall be effective on September 11, 2007, upon approval by the Company’s stockholders at the 2007 Annual Meeting.

PROXY CARD

PROXY	PROXY

CHINDEX INTERNATIONAL, INC.

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock or Class B Common Stock, as the case may be, of CHINDEX INTERNATIONAL, INC. (the “Company”), revoking all proxies heretofore given, hereby constitute and appoint Lawrence Pemble and Cheryl Chartier and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2007 Annual Meeting of Stockholders of the Company, to be held at the Residence Inn by Marriott, 7335 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, September 11, 2007 at 8:30 A.M., local time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting.  Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR the other proposals set forth on the reverse side.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

The Board of Directors Recommends
a vote FOR all proposals

1. Election of Seven Directors:	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all listed nominees below
	☐	☐

Nominees:	Holli Harris, Carol R. Kaufman, Roberta Lipson, A. Kenneth Nilsson, Julius Y. Oestreicher, Lawrence Pemble and Elyse Beth Silverberg

           (Instruction: To withhold authority to vote for any individual nominee, cross out that nominee’s name in the list provided above.)

2.	Proposal to approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2008.

FOR   ☐                                AGAINST   ☐                                           ABSTAIN   ☐

3.                   Proposal to approve the Company’s 2007 Stock Incentive Plan.

FOR   ☐                                AGAINST   ☐                                           ABSTAIN   ☐

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

The shares represented by this proxy will be voted in the manner directed.  In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, FOR Proposal 2 and FOR Proposal 3 and in accordance with their discretion on such other matters as may properly come before the meeting.

Dated: _____________________, 2007

Signature(s)

(Signature(s) should conform to names as registered.  For jointly owned shares, each owner should sign.  When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

                                PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY